United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 30, 2024

SUNation Energy, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

171 Remington Boulevard Ronkonkoma, NY	11779
(Address of Principal Executive Offices)	(Zip Code)

(631) 750-9454

Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	SUNE	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

Extension of CVR Agreement

As previously disclosed in earlier Securities Exchange Act filings, on March 25, 2022, the Company, then known as Communication Systems Inc. (“CSI”), issued non-transferable Contingent Value Rights (“CVRs”) in connection with its merger on March 28, 2022 (the “Merger”) with Pineapple Energy, LLC. Each CVR represents the right to receive a pro rata portion of net cash proceeds derived from the disposition of CSI’s assets following the Merger that CSI owned at the time of the Merger. The CVRs were issued pursuant to the terms of the Contingent Value Rights Agreement dated March 25, 2022 (“CVR Agreement”) which governs the rights of Pineapple and the CVR Holders. On March 27, 2024 the term of the CVR Agreement was extended from March 31, 2024 to December 31, 2024.

In November 2024 the Company distributed, pro rata, $0.35 per CVR to the CVR holders, which represented a total distribution of $850,269. Following this distribution, the third since March 2022, the Company continues to hold proceeds from the sale of CSI’s pre-merger assets in a restricted cash account. However, the remaining restricted cash is subject to Pineapple’s right under the CVR Agreement to be paid for all its “Monetization Expenses” related to CSI’s pre-merger operations, including the resolution of pending claims, Pineapple’s rights to be reimbursed for CSI related wind-up expenses, and other contingencies. The resolution of these matters has taken longer than anticipated and, accordingly, the Company and the designated representative of the CVR holders have agreed to extend the term of the CVR agreement to December 31, 2025 pursuant to the terms of a Second Amendment to the CVR agreement, which is annexed hereto as Exhibit 10.1 to this Current Report on form 8-K report.

Liquidation of Inactive Subsidiaries

Pursuant to the terms of the CVR Agreement, the Company has sold substantially all of the assets related to JDL Technologies, Inc. (“JDL”) and Ecessa Corporation (“Ecessa”), subsidiaries which were part of CSI’s pre-Merger operations. Because these subsidiaries no longer have a business purpose for the Company, JDL and Ecessa will be dissolved pursuant to applicable Minnesota law to realize beneficial cost savings for the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Second Amendment to Contingent Value Rights Agreement dated March 25, 2022 by and among the Company, Equiniti Trust Company, as Rights Agent, and Richard A. Primuth in his capacity as the initial CVR Holders’ Representative, dated December 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNATION ENERGY, INC.

	By:	/s/ James Brennan
James Brennan
Chief Operating Officer

Date: January 6, 2025

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